Exhibit 10.11

*** Represents material that has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”) sets forth the mutual intent and agreement of

STMicroelectronics N.V. (“ST”), a company organized and existing under the laws of The Netherlands, having its registered offices at WTC Schiphol Airport, Schiphol Boulevard 265, 1118 BH Schiphol Airport Amsterdam The Netherlands, acting through its Swiss branch, with a registered office at 39, chemin du Champ-des-Filles, 1228 Plan-les-Ouates, Geneva, Switzerland

and

Mobileye Technologies Limitied (“Mobileye”) having offices at Julia House 3, Themistokli Dervis street, Nicosia, Cyprus.

Hereinafter individually called a “Party” and collectively called the “Parties”

RECITALS

A.	This MOU reflects the understandings reached by both parties on the terms and conditions of a cooperation which would include joint development and manufacturing of a product referred to as the “EyeQ2” and manufacturing services for an existing product referred to as the “EyeQ1”.

B.	This MOU would be later replaced by a definitive agreement (the “Final Agreement”) which is anticipated to reflect more elaborately the terms agreed upon in the MOU and add missing items when necessary. In case of possible conflict on items that have been agreed upon in this MOU, the MOU interpretation would be prevail.

AGREEMENT

The negotiation points below represent issues that have been discussed by the Parties and are to be used as a basis for preparing the Final Agreement.

1.0	Manufacturing Service Obligations for EyeQ1.

As requested by Mobileye, ST is available to assume the manufacturing services for the EyeQ1 device currently manufactured in TSMC.

Mobileye would provide free of charge to ST the EyeQ1 mask set to allow ST to have the device produced by TSMC.

1.1	Additionally, ST will assume the assembly and test services for the EyeQ1 device using the test programs written by Mobileye and agreed between the Parties in advance of testing.

1.2	Mobileye would perform qualification tests for the EyeQ1 in order the device to meet automotive qualification following the AEC-Q100 rev. F. In the event of any deficiencies in the qualification, ST will work with Mobileye to address any gaps in the EyeQ1.

1.3	ST would perform a test program review and acceptance of the existing EyeQ1 test program procedure.

1.4	ST would sell the EyeQ1 to Mobileye with an appropriate warranty that is consistent with the following points:

1.4.1	Mobileye will be responsible for all product failures that are a result of the product not meeting the EyeQ1 specification including design and mask errors.

1.4.2	ST will be responsible for failures due to manufacturing, testing and assembly.

1.4.3	ST will be responsible for failure analysis and ongoing improvements of test program, to be agreed between the Parties.

1.5	EyeQ1 responsibility handover would be completed by end of 2005.

2.0	Development Activities for EyeQ2.

EyeQ2 is a custom product intended for automotive image recognition systems. Block diagrams are outlined in Appendix A.

Mobileye will be principally responsible for the design of EyeQ2. ST is available to support Mobileye in the form of specific IP delivery, including standard cell libraries and memory compilers. ST is also available to provide assistance in design for test and design for manufacturability. More specifically, Mobileye and ST intend to work together to develop the EyeQ2 following the business scheme below:

ST Duties. And Mobileye Duties, Technical responsibilities and Schedule are defined in the APPENDIX A

3.0	Product Exclusivity.

3.1	Both the EyeQ1 and EyeQ2 are products that are specifically for Mobileye.

3.2	Mobileye is partnering exclusively with ST on the EyeQ1 and EyeQ2.

4.0	Support of Technical Issues.

4.1	If products fail to perform to applicable specifications, the products will be returned via a FAR (Failure Analysis Request). As required for practical reasons by Mobileye, ST systems will accommodate a service for issuing Failure Analysis to Mobileye’s end customers directly after having informed in writing Mobileye of the results of the FAR. Mobileye expressly agrees to automatically accept any FAR issued by ST.

A FAR may or may not result in a Return Material Authorization (RMA),

4.2	ST will perform initial failure analysis on products returned from Mobileye’s end customers, in accordance with the FAR process set forth above. 8D reports will be created as appropriate and will be provided to Mobileye and Mobileye’s end customers; Mobileye expressly agrees to automatically accept any 8D issued by ST.

Mobileye and will assist as required for application related problems, including providing application boards and consultation for the failure analysis team.

4.3	Applications support and technical assistance are the responsibility of Mobileye.

5.0	CONFIDENTIALITY

For the purpose of this article 5.0, Confidential Information shall mean any information disclosed by either party (“the Discloser”) to the other (“the Recipient”) in pursuance of this agreement.

Confidential Information in tangible form will be marked by the Discloser with a legend identifying it as “CONFIDENTIAL” and Confidential Information disclosed verbally or by demonstration will be identified as confidential at the time of disclosure, and summarized in a written document that is sent to the Recipient of the Confidential Information within thirty (30) days after the disclosure.

Each Party undertakes to use the same degree of care as it uses with respect its own information of a similar nature to avoid disclosing the Confidential Information received from the other Party unless the Discloser previously consented in writing to such disclosure.

This undertaking will not apply to any information that:

(a)	is in the public domain at the time of disclosure to the Recipient or, thereafter enters the public domain without breach of the terms of this Agreement;

(b)	is already known by the Recipient at the time of disclosure;

(c)	is subsequently developed by or on behalf of the Recipient independently of the Discloser’s Confidential Information;

(d)	becomes known from a third party without breach of the terms of this Agreement.

ST and Mobileye shall not use the Confidential Information for another or other purposes than for the joint development and manufacturing of “EyeQ2” and manufacturing services for “EyeQ1”.

Either Party may disclose any Confidential Information hereabove to its employees having the reasonable need for access to such Confidential Information in connection with or during the performance of this Agreement and the Parties shall ensure that such employees comply with the provisions of this article.

ST reserves the right and Mobileye agrees that ST may disclose the Confidential Information of Mobileye to any of the Affiliates on a “need to know” basis, and ST shall ensure that such Affiliates comply with the provisions of this MOU.

6.0	Intellectual Property Rights.

6.1	Each Party will continue to own all background technology it brings to the relationship.

6.2	Mobileye shall own all of the technologies developed solely by Mobileye and will have the right to modify, adapt, or extend them in any fashion it chooses.

6.3	ST shall own all of the technologies developed solely by ST, ST and will have the right to modify, adapt, or extend them in any fashion it chooses.

6.4	ST will grant Mobileye the necessary non-exclusive licenses to use the delivered ST IPs solely for the purpose of designing and selling the EyeQ2 product.

6.5	Mobileye shall grant ST the necessary licenses for manufacturing and selling to Mobileye the EyeQ2 product.

7.0	Publicity.

The Parties agree to issue a mutually agreed upon press release related to the subject matter of the Final Agreement immediately after the signature of MOU.

8.0	Sales.

8.1	ST will ship the EyeQ1 and EyeQ2 directly to the end customer address as specified by Mobileye.

8.2	Invoicing will be between end customer and Mobileye and between Mobileye and ST.

8.3	ST will sell the EyeQ1 and EyeQ2 to Mobileye according to ST’s terms and conditions of sale (in particular with a 3 Years product warranty) that have to be compliant with the terms and conditions of sale of Mobileye versus its end customer. To remove doubt, ST’s terms and conditions should reflect the standard practice given by ST, on other similar ST products, to Mobileye’s end customers. In the event of a conflict between the MOU and ST’s standard terms and conditions, the MOU shall prevail.

8.4	EyeQ1 and EyeQ2 devices would bear the branding of both Parties.

8.5	Mobileye will sell the EyeQ1 and EyeQ2 together with the Mobileye specific software to its end customers as Mobileye products under the terms and conditions established by Mobileye directly with its end customers. Mobileye is liable to its end customers for the products sold by Mobileye.

8.6	The natural expiration of the Final. Agreement will not prevent Mobileye from purchasing products under ST’s standard terms and conditions of sale as consistent with Section 8.3.

8.7	End of life initiated by ST without concurrence from Mobileye (referred to herein as a “unilateral” end of life) for EyeQ1 and EyeQ2 cannot occur within the first six (6) years from qualification.

8.8	Termination of agreement prior to production of EyeQ1 and/or EyeQ2 will only be permitted for cause or for failure of EyeQ1 and/or EyeQ2 to meet technical feasibility criteria.

8.9	In the event that ST issues a unilateral end-of-life notice for EyeQ1/EyeQ2, ST would transfer, free of charge, all the accumulated changes to the test program, burn-in boards, test boards, and qualification boards.

8.10	In the event that ST issues a unilateral end-of-life notice for the EyeQ1 or EyeQ2, ST will provide the end-of-life notice under the following terms: provided that a three (3) years production warranty is in any way released to Mobileye, ST will provide three (3) years advance notice of end-of-life and ST will allow up to twelve (12) months for Mobileye to place orders following the expiration of the three (3) years notice, and twelve (12) months for Mobileye to take final delivery of the products. For clarification, a unilateral end-of-life would take effect no sooner than ten (10) years from qualification.

9.0	Quality.

9.1	ST would be accessible to Mobileye end customers and assist in responding to audits, and common quality reporting requests which are consistent with ST’s current practices. Mobileye may not contractually commit to audits of ST or ST’s manufacturing facilities without ST’s express written approval.

9.2	ST will comply with ST’s automotive quality policies as expected by Mobileye’s end customers. Mobileye must manage end customer’s quality policies.

10.0	Non-Competition

During the lifetime of this MOU and for eighteen (18) months after termination or expiration of this MOU, ST shall not engage in the sale of a custom device, which is designed and marketed as an application specific (ASIC) to one or more of the existing applications running on EyeQ1 or EyeQ2.

The exclusivity relation between the Parties assumes the following: (1) ST shall actively promote EyeQ1 and EyeQ2 to its automotive customers by, among other things, including EyeQ1 and EyeQ2 in any materials (catalogues) it provides to customers on its future plans for automotive microprocessors; and (2) ST shall not develop with another party a device for use in automotive specific image recognition applications equal or resembling to the specific applications promoted by Mobileye on the EyeQ1 and EyeQ2 devices. If items (1) or (2) are violated then the exclusivity expires, however, this does not constitute a cause for termination of the agreement.

11.0	Various

If Mobileye ceases doing business or, in connection with bankruptcy proceedings is no longer supplying the EyeQ1 or EyeQ2 to its customers directly, ST agrees that it shall accept purchase orders from Mobileye customers authorized in writing (and in subject to such written authorization) to make such and for any then-existing EyeQ1 and EyeQ2 products under the same terms and conditions applicable to purchase orders accepted from Mobileye in the immediately preceding 12 months, or if no purchase orders were accepted during such period, under commercially reasonable terms and conditions. ST agrees that it shall execute any documents reasonably requested by Mobileye to evidence this obligation to customers.

Mobileye shall have the right to assign this MOU in connection with a merger, corporate reorganization, acquisition, or sale of all or substantially all of the assets to which this MOU pertains.

1.	Cancellation issue:

Mobileye can cancel or reduce the amount of an order before wafer start.

2.	Conditions of payment:

Payment should be within 45 days of receipt of invoice except as otherwise agreed in writing.

12.0	NRE & Fees

The following outlines the fees that have been discussed:

•	$*** at contract signature for design libraries and basic IPs delivery.
•	$*** at tapeout.
•	$*** at first samples delivery.
•	$*** would be deducted from the *** devices at $*** per unit.

13.0	Budget Pricing: EyeQ1
Volume	2006	2007	2008	2009	2010	2011
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***

These prices are based on the following assumptions:

***[10 LINES REDACTED]***

14.0	Budget Pricing: EyeQ2
Volume	2008	2009	2010	2011	2012
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***

These prices are based on the following assumptions:

***[7 LINES REDACTED]***

15.0	Duration.

This MOU provides the guidelines for the Final Agreement between the Parties. The MOU will be replaced by the Final Agreement which will contain more technical details about the technical activities of both Parties and additional elaborations and appendices as required. Following the signature of this MOU both Parties would immediately fix the necessary steps to start the cooperation.

16.0	Disputes.

All disputes between the Parties in connection to this MOU shall first be discussed in good faith between the Parties in order to try to find an amicable solution. If no solution can be found to settle the dispute within 45 days after giving notice to the defaulting party, then the dispute will be submitted to the Court of the jurisdiction of London, England. This agreement shall be governed by and construed in accordance with the laws of England.

All the above read, confirmed and signed.

STMicroelectronics N.V.

By: Ugo Carena
Title: Corporate VP STMicroelectronics
Signature: /s/ Ugo Carena
Date and place: Agrate, October 28, 2005

Mobileye Technologies Limitied

By: Ziv Aviram
Title: President and CEO
Signature: /s/ Ziv Aviram November 2, 2005

STM — ME Agreement appendix	28 October 2005

***[APPENDIX A TO THE MOU BETWEEN
MOBILEYE & ST MICROELECTRONICS ON EYEQ2 ASIC (8 PAGES) REDACTED]***

Information contained in this document has been prepared exclusively for the use of Mobileye & STMicroelectronics. The information contained herein may not be disclosed or duplicated for others without proper authorization from Mobileye & STMicroelectronics

From:	Ofer Maharshak
Sent:	16:19 2010 [Hebrew text] 08 [Hebrew text]
To:	Martin Russell DUNCAN
Cc:	Amnon Shashua; Ziv Aviram; Mordehay CHOUCHAN; Elchanan Rushinek
Subject:	RE: EyeQ3 budgetary quotation

Tracking:	Recipient	Delivery
Martin Russell DUNCAN
Amnon Shashua
Ziv Aviram
Mordehay CHOUCHAN
	Elchanan Rushinek	Failed: 08/06/2010 16:19

Hi Martin,

Thank you for your prompt response.

Following an internal review we decided to accept your offer. For the sake of minimizing possible mis-understanding please find below the terms as we understood them:

***[4 LINES REDACTED]***

3. EyeQ2 – prices will be adjusted as follows:

EyeQ2
Accumulated from 1st unit	2010	2011	2012	2013	2014
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***

All other business terms will be identical to EyeQ1 and EyeQ2.

I suggest a simple addendum to reflect the above.

Martin - thank you very much for your support and help during this period that enabled us to come to this point and continue our true partnership. I am confident that both companies will benefit from this.

On behalf of Mobileye, Thank you and ST team!

Ofer.

~~~~~~~~~~~~~~~~~
Ofer Maharshak
Chief Financial Officer
Mobileye
P: +972 2 5417375
M: +972 54 4850289
~~~~~~~~~~~~~~~~~

From: Martin Russell DUNCAN [mailto:martin.duncan©st.com]
Sent: Tuesday, June 08, 2010 12:10 PM
To: ‘Martin Russell DUNCAN’; elchanan
Cc: Amnon Shashua; Ziv Aviram; Ofer Maharshak; ‘Mordehay CHOUCHAN’
Subject: RE: EyeQ3 budgetary quotation

Dear all,

I hope this is a little closer to your expectations for the high volumes that we are envisaging. If you wish to discuss further, please do not hesitate to call me and I will make myself available as I know this is very urgent to you.

***[22 LINES REDACTED]***

Best regards, Martin

Amendment 3 to the Memorandum of understanding

This Amendment to the Memorandum of Understanding is made this day 2nd of April 2013 by and between:

STMicroelectronics International N.V., a Dutch Corporation, with a Swiss Branch and its Headquarters located at 39, Chemin du Champ-des-Filles, Plan-les-Ouates, 1228 Geneva, Switzerland (“ST”)

and

Mobileye Technologies Limited, having offices at Julia House 3, Themistokli Dervis street, Nicosia, Cyprus (“Mobileye”)

hereinafter collectively “Parties” and individually “Party”

Whereas

•	on November 2, 2005 the Parties entered into a Memorandum of Understanding (“MOU”) reflecting the understandings of both Parties on a cooperation for the development and manufacturing of a product named “EyeQ2” and for manufacturing services for a product named “EyeQ1”;

•	on October 26, 2006, the Parties signed an agreement implementing the MOU in relation to the costs connected to a new silicon revision of the “EyeQ1”, and granting to ST additional NRE fees;

•	on December 3, 2009, the Parties signed an agreement revising the budget pricing related to the “ByeQ2”.

NOW THEREFORE, in consideration of the recitals hereabove and subject to the terms, conditions and covenants set forth hereunder, ST and Mobileye agree as follows:

1.	Definitions

All defined terms consisting of one or more words bearing an initial capitalized letter used and not defined herein shall have the meanings assigned to them in the Agreement as amended hereby.

2.	Amendments

Section 15.0 of the MOU is hereby amended and restated in its entirety and shall read as follows:

This MOU shall be legally binding on the Parties and in force until the execution by the Parties of a “Final Agreement” (is defined in the MOU) or December 31, 2022 whichever event occurs first”

1/3

3.	General

3.1	Entire Agreement

This Amendment acts forth the entire agreement of the Parties hereto with respect to the matters coveted herein and, except as otherwise provided herein, supersedes, all prior agreements, covenants, arrangements, communications, representations and warranties, whether oral or written by any officer, employee or representative of any of either Party, it being acknowledged, however, that other than those sections specifically amended in Article 2 herein, nothing in-this Amendment shall affect the validity and enforceability of the provisions of the Agreement.

3.2	Amendment

No amendment to any provision of this Amendment shall be effective or binding on either of the Parties unless set forth in writing and executed by a duly authorized representative of each Party.

3.3	Severability

In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The invalidity, illegality or unenforceability of any provision in this Amendment in any jurisdiction shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

3.4	Counterparts

This Amendment shall be executed in two counterparts, each of which shall be deemed to be an original, and all shall constitute one and the same agreement.

3.5	Governing Law and Dispute Resolution

This Amendment shall be governed by and interpreted according to the terms and conditions set forth in Section 16.0 of the MOU.

All disputes arising out of or in connection with this Amendment shall be finally settled according to the terms and conditions set forth in Section 16.0 of the MOU.

4.	Entry into Force

This Amendment comes into effect on January 1st, 2013.

IN WITNESS WHEREOF, this Amendment is signed by duly authorized representatives of the Parties at the date mentioned on the first page of this Amendment n. 1.

2/3

STMicroelectronics International N.V.		Mobileye Technologies Limited
Name:	Marco Maria Monti	Name:	Ziv Avram
Title:	General Manager, Executive Corporate Vice President	Title:	CEO

Date:	22-06-2013	Date:	26-5-2013

Signature:	/s/ Marco Maria Monti	Signature:	/s/ Ziv Avram

Name:	Paul Grimme	Name:	Chrystalla Mylona for and on behalf of Evan Directors LTD.

Title:	Executive Vice President	Title:	Director

Date:	30-04-2013	Date:	03-06-2013

Signature:	/s/ Paul Grimme	Signature:	/s/ Chrystalla Mylona

3/3